Exhibit 3.21

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.                                       First: The name of the limited partnership is Encore Medical, L.P.

2.                                       Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

3.                                       Third: The name and mailing address of the sole general partner is as follows:

Encore Medical GP, Inc., c/o Harry L. Zimmerman, 9800 Metric Blvd., Austin, Texas 78758.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Encore Medical, L.P. as of the 7th day of February, 2002.

Encore Medical GP, Inc., a Nevada
corporation

By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman, Secretary